Exhibit 23.1
                                                     ------------


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Coast Financial Holdings, Inc. on Form S-8 of our report, dated January 24, 2003, except for Notes 1 and 15, as to which the date is October 20, 2003, appearing in Coast Financial Holdings, Inc.'s prospectus filed with the Securities and Exchange Commission on November 7, 2003 (Registration No. 333-108567). We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement on Form S-8.



/s/ Hacker Johnson & Smith P.A.
Hacker Johnson & Smith P.A.
Tampa, Florida
February 18, 2004